EXHIBIT INDEX
                               -------------

Exhibit No.                        Title                         Page
-----------                        -----                         ----

   3.          Amendment to the By-Laws of the                   E-2
                 Company as adopted December 5, 1996

  11.          Statement regarding Computations of               E-3
                 Per Share Earnings                               &
                                                                 E-4

  12.          Statement regarding Computations of
                 Ratios of Earnings to Fixed Charges             E-5

  27.          Financial Data Schedule                           E-6




































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